

                                 NSAR ITEM 77O

                            VK Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #            UNDERWRITING            PURCHASED FROM         AMOUNT OF SHARES         % OF          DATE OF
                                                                              PURCHASED           UNDERWRITING     PURCHASE


         1                Long Island Power             Lehman                16,755,000             1.263%        10/29/98
         2              Metro Transit Auth NY        Paine Webber              5,000,000             1.570%        11/13/98
         3                Dormitory Auth NY          Bear Stearns              1,000,000             0.569%        02/25/99
